MSTG SOLUTIONS

          3111 NORTH TUSTIN STREET, SUITE 280, ORANGE, CALIFORNIA 92865
                Telephone: 714-279-2980 Facsimile: 714-282-0035
              E-Mail: repsupport@mstgs.com  Website: www.mstgs.com
                      --------------------           -------------

September 15, 2003

Mendoza Berger & Company, L.L.P.
5500 Trabuco Road, Suite 150
Irvine, CA 92620

We are providing this letter in connection with your review of the balance sheet of MSTG Solutions, Inc. as of April 30, 2003 and the related statements of operations and stockholders' equity for the three and nine months then ended April 30, 2003 and 2002, and the statement of cash flows for the nine month period then ended for the purpose of determining whether any material modifications should be made to the interim financial statements for it to conform with accounting principles generally accepted in the United States of America. We confirm that we are responsible for the fair presentation of the interim financial statements in conformity with generally accepted accounting principles.

Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in the light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.

We confirm, to the best of our knowledge and belief, as of April 30, 2003 and 2002 the following representations made to you during your review.

     1.   The interim financial  statements referred to above have been prepared
          and  presented  in  conformity  with  generally  accepted   accounting
          principles applicable to interim financial statements.

     2.   We have made available to you:

          a.   All financial records and related data.

          b. All minutes of the meetings of stockholders, directors and committees of directors, or summaries of actions of recent meetings for which minutes have not yet been prepared. All significant board and committee actions are included in the summaries.

     3. There have been no communications from regulatory agencies concerning noncompliance with or deficiencies in financial reporting practices except for the comment letter received from SEC regarding Form SB-2 filing.

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                                 MSTG SOLUTIONS

          3111 NORTH TUSTIN STREET, SUITE 280, ORANGE, CALIFORNIA 92865
                Telephone: 714-279-2980 Facsimile: 714-282-0035
              E-Mail: repsupport@mstgs.com  Website: www.mstgs.com
                      --------------------           -------------

     4. There are no material transactions that have not been properly recorded in the accounting records underlying the interim financial information.

     5. There are no significant deficiencies, including material weaknesses, in the design or operation of internal controls which could adversely affect the company's ability to record, process, summarize and report interim financial data.

     6. We acknowledge our responsibility for the design and implementation of programs and controls to prevent and detect fraud.

     7. We have no knowledge of any fraud or suspected fraud affecting the company involving:

          a.   Management

          b.   Employees who have significant roles in internal control; or

          c. Other where the fraud could have a material effect on the interim financial information

     8.   We have no knowledge of any  allegations  of fraud or suspected  fraud
          affecting  the  company  in  communications  from  employees,   former
          employees, analysts, regulators, short sellers or others.

     9. The company has no plans or intentions that may materially affect the carrying value or classification of assets and liabilities.

     10. The following have been properly recorded or disclosed in the interim financial information:

          a. Related-party transactions, including sales, purchases, loans, transfers, leasing arrangements, and guarantees, and amounts receivable from or payable to related parties.

          b. Guarantees, whether written or oral, under which the company is contingently liable.

          c. Significant estimates and material concentrations known to management that are required to be disclosed in accordance with the AICPA's Statement of Position 94-6, Disclosure of Certain Significant Risks and Uncertainties.

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

                                 MSTG SOLUTIONS

          3111 NORTH TUSTIN STREET, SUITE 280, ORANGE, CALIFORNIA 92865
                Telephone: 714-279-2980 Facsimile: 714-282-0035
              E-Mail: repsupport@mstgs.com  Website: www.mstgs.com
                      --------------------           -------------

     11.  There are no:

          a. Violations or possible violations of laws or regulations whose effects should be considered for disclosures in the interim financial information or as a basis for recording a loss contingency.

          b. Unasserted claims or assessments that are probable of assertion and must be disclosed in accordance with Financial Accounting Standards Board (FASB) Statement No. 5, Accounting for Contingencies.

          c. Other liabilities or gain or loss contingencies that are required to be accrued or disclosed by FASB Statement No. 5.

     12. The company has satisfactory title to all owned assets, and there are no liens or encumbrances on such assets; nor has any asset been pledged as collateral.

     13. The company has complied with all aspects of contractual agreements that would have a material effect on the financial statements in the event of noncompliance.

To the best of our knowledge and belief, no events have occurred subsequent to the balance sheets dates and through the date of this letter that would require adjustment to or disclosure in the afore-mentioned financial statements.

/s/ Gil Kim                              /s/ Judy Kim
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President                                Secretary

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